Runway Growth Finance Corp. Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Delivered Total and Net Investment Income of $33.8 million and $14.6 million, Respectively

Investment Portfolio of $1.1 billion

Conference Call Today, Thursday, March 20, 2025 at 5:00 p.m. ET

MENLO PARK, Calif., March 20, 2025—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024.

Fourth Quarter 2024 Highlights

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Total investment income of $33.8 million
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Net investment income of $14.6 million, or $0.39 per share
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Net asset value of $514.9 million, or $13.79 per share
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Dollar-weighted annualized yield on debt investments of 14.7% for the quarter
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Two investments completed in new portfolio companies and five investments in existing portfolio companies, representing $154.0 million in funded investments
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Aggregate proceeds of $152.6 million in principal prepayments and $2.4 million from scheduled amortizations
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Repurchased 555,104 shares of the Company's outstanding common stock during the fourth quarter under previously authorized share repurchase program

Fiscal Year 2024 Highlights

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Total investment portfolio of $1.1 billion at fair value
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Net investment income of $63.8 million, or $1.64 per share
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Net asset value of $514.9 million, or $13.79 per share
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Total investment fundings of $330.5 million: $223.2 million in seven new portfolio companies,$101.7 million in nine existing portfolio companies, and $5.6 million in Runway-Cadma I LLC
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Aggregate proceeds of $287.4 million in principal prepayments and $4.8 million from scheduled amortizations
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Low credit loss ratio of an average 12 basis points per year on a gross basis and an average 10 basis points per year on a net (debt and equity) basis, based on cumulative commitments since inception
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Repurchased 3,161,805 shares of the Company's outstanding common stock under previously authorized share repurchase programs

First Quarter 2025 Distributions

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Declared first quarter 2025 regular dividend of $0.33 per share
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Declared first quarter 2025 supplemental dividend of $0.03 per share

“In 2024, Runway Growth advanced its strategy to optimize our portfolio, enhance our origination channels, and expand our product set,” said David Spreng, Founder and CEO of Runway Growth. “Notably, we believe the close of the combination between our investment adviser, Runway Growth Capital, and BC Partners Credit positions the Company to further diversify our go-forward composition and maximize the portfolio with attractive investment opportunities. Our stockholders and borrowers alike will benefit from the combined scale and expertise of our expanded platform as we seek to mitigate risk and drive heightened returns.”

Spreng continued, “Our team’s diligent underwriting and credit-first investment philosophy will drive the strength of our portfolio and enable our borrowers to perform against the dynamic macro environment taking shape in the year ahead.”

Fourth Quarter 2024 Operating Results

Total investment income for the quarter ended December 31, 2024 was $33.8 million, compared to $39.2 million for the quarter ended December 31, 2023.

Net investment income for the quarter ended December 31, 2024 was $14.6 million, or $0.39 per share, compared to $18.3 million, or $0.45 per share, for the quarter ended December 31, 2023.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended December 31, 2024 was 14.7%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Total operating expenses for the quarter ended December 31, 2024 were $19.2 million, compared to $20.9 million for the quarter ended December 31, 2023.

Net realized loss on investments was $2.9 million for the quarter ended December 31, 2024, compared to a net realized loss of $17.2 million for the quarter ended December 31, 2023.

For the quarter ended December 31, 2024, net change in unrealized gain on investments was $16.5 million, compared to a net change in unrealized loss on investments of $5.9 million for the comparable prior year period.

Portfolio and Investment Activity

As of December 31, 2024, Runway Growth’s investment portfolio had an aggregate fair value of approximately $1.1 billion in 56 portfolio companies and one joint venture, and was comprised of approximately $970.2 million in term loans, 97.9% of which are senior secured loans, and $106.6 million in warrants and other equity-related investments.

During the fourth quarter of 2024, Runway Growth funded two investments in new portfolio companies and five investments in existing portfolio companies, representing $80.1 million in funded loans, net of refinances and upfront loan origination fees.

Total portfolio investment activity for the three and twelve months ended December 31, 2024, and 2023 was as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Beginning investment portfolio	$1,066,100	$1,010,927	$1,067,009	$1,126,309
Purchases of investments	80,077	94,937	254,106	200,464
Purchases of U.S. Treasury Bills	—	41,999	—	76,973
PIK interest	2,683	4,590	12,265	19,924
Sales and prepayments of investments	(81,736)	(63,407)	(226,397)	(289,078)
Scheduled repayments of investments	(2,400)	(285)	(4,780)	(7,331)
Sales and maturities of U.S. Treasury Bills	—	—	(42,029)	(35,000)
Amortization of fixed income premiums or accretion of discounts	(1,485)	1,350	6,808	8,682
Net realized gain (loss) on investments	(2,939)	(17,209)	(2,939)	(18,387)
Net change in unrealized gain (loss) on investments	16,540	(5,893)	12,797	(15,547)
Ending investment portfolio	$1,076,840	$1,067,009	$1,076,840	$1,067,009

Net Asset Value

As of December 31, 2024, net asset value ("NAV") per share was $13.79, compared to $13.50 as of December 31, 2023. Total net assets at the end of the fourth quarter of 2024 was $514.9 million, down 5.9% from $547.1 million as of December 31, 2023.

For the quarter ended December 31, 2024, our net increase in net assets resulting from operations was $28.2 million, or $0.75 per share, compared to a net decrease in net assets resulting from operations of $4.8 million, or $0.12 per share, for the quarter ended December 31, 2023.

Liquidity and Capital Resources

As of December 31, 2024, the Company had approximately $244.8 million in available liquidity, including unrestricted cash and cash equivalents of $5.8 million and $239.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 108%, compared to 95% for the quarter ended December 31, 2023.

Distributions

On March 20, 2025, the Company’s board of directors (the "Board of Directors") declared a regular quarterly distribution of $0.33 per share and a supplemental distribution of $0.03 per share for the first quarter of 2025, each payable on April 14, 2025, to stockholders of record as of March 31, 2025.

Share Repurchase Program

On November 2, 2023, the Board of Directors approved a share repurchase program (the "Second Repurchase Program"), under which the Company was authorized to repurchase up to $25.0 million of its outstanding shares of common stock, at management’s discretion from time to time in open-market transactions and in accordance with all applicable securities laws and regulations. The Company repurchased 1,961,938 shares in connection with the Second Repurchase Program for an aggregate purchase price of $23.5 million. The Second Repurchase Program expired on November 2, 2024.

On July 30, 2024, the Board of Directors approved a share repurchase program (the "Third Repurchase Program") under which the Company may repurchase up to $15.0 million of its outstanding shares of common stock, at management's discretion from time to time in open-market transactions and in accordance with all applicable securities laws and regulations. If not renewed, the Third Repurchase Program will terminate upon the earlier of (i) July 30, 2025 or (ii) the repurchase of $15.0 million of the Company's shares of common stock. As of December 31, 2024, the Company had repurchased 1,199,867 shares in connection with the Third Repurchase Program for an aggregate purchase price of $12.5 million.

Recent Developments

The Company evaluated events subsequent to December 31, 2024 through March 20, 2025, the date the consolidated financial statements were issued.

BCP Transaction

On January 30, 2025, Runway Growth Capital LLC (the "Adviser") was acquired by certain private investment funds advised by BC Partners Credit and Mount Logan Capital Inc., pursuant to its minority investment (the "BCP Transaction"). On January 23, 2025, the Company’s stockholders approved an amended and restated advisory agreement (the "Third Amended and Restated Advisory Agreement") between the Company and the Adviser at a special meeting of stockholders. The Third Amended and Restated Advisory Agreement was entered into in connection with the termination of the former advisory agreement, which terminated automatically in accordance with its terms as a result of the BCP Transaction. The Third Amended and Restated Advisory Agreement took effect upon the closing of the BCP Transaction on January 30, 2025. Other than the date and term of the agreement, there were no changes to the terms of the Third Amended and Restated Advisory Agreement.

Board of Directors

As previously disclosed, Gregory M. Share informed the Board of Directors on November 15, 2024 of his intent to resign as a director of the Company, effective upon the appointment of a director to fill the vacancy created by his resignation. In connection with the stockholder agreement between the Company and OCM Growth Holdings, LLC ("OCM Growth"), OCM Growth submitted Catherine Frey as a replacement nominee for consideration by the Board of Directors. Mr. Share’s resignation was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. The Board of Directors appointed Catherine Frey to serve on the Board of Directors for the remainder of Mr. Share’s term as a Class III director, effective on January 23, 2025.

On March 13, 2025, John F. Engel informed the Board of Directors of his intent to resign as a director of the Company, effective upon the appointment of a director to fill the vacancy created by his resignation. Mr. Engel's resignation was not due to any disagreements with the Company's operations, policies, or practices. The Board of Directors appointed Jennifer Kwon Chou to serve on the Board of Directors for the remainder of Mr. Engel’s term as a Class II director, effective on March 21, 2025.

On March 13, 2025, the Board of Directors increased the size of the Board of Directors from five members to eight members. The Board of Directors appointed the following individuals to serve on the Board of Directors, effective on March 21, 2025:

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Alexander Duka was appointed to serve on the Board of Directors as an independent Class I director for a term expiring at the Company's 2026 annual meeting of stockholders.
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Ted Goldthorpe was appointed to serve as an interested Class II director for a term expiring at the Company's 2027 annual meeting of stockholders.
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Robert Warshauer was appointed to serve as an independent Class III director for a term expiring at the Company's 2026 annual meeting of stockholders.

Credit Facility

On March 18, 2025, the Company entered into a Sixth Amendment (the "Credit Agreement Amendment") to the Amended and Restated Credit Agreement dated as of April 20, 2022 (the "Credit Agreement"), among the Company, as borrower; the financial institutions parties thereto as lenders (the "Lenders"); KeyBank National Association, as administrative agent for the Lenders; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd., as co-documentation agent; and U.S. Bank Trust Company, National Association, as collateral custodian and paying agent. The Credit Agreement Amendment amended the Credit Agreement to, among other things, (i) extend the maturity date and revolving period; (ii) permit future financing subsidiaries, and (iii) amend certain other terms of the Credit Agreement, including without limitation loan eligibility criteria, the borrowing base calculation, and excess concentration measures.

Recent Portfolio Activity

From January 1, 2025 through March 20, 2025, the Company completed $2.7 million of additional debt commitments, of which $2.7 million was funded upon closing. In addition, the Company funded $13.0 million in previously unfunded commitments on existing investments. The Company also received $25.6 million in debt prepayments and $37.4 million in proceeds from the sale of equity and warrant positions.

Conference Call

Runway Growth will hold a conference call to discuss its fourth quarter and fiscal year ended December 31, 2024, financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, March 20, 2025. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, tdonahue@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $1,038,135 and $1,005,024, respectively)	$1,005,328	$972,604
Affiliate investments at fair value (cost of $59,198 and $58,861, respectively)	64,572	51,456
Control investments at fair value (cost of $6,550 and $950, respectively)	6,940	950
Investment in U.S. Treasury Bills at fair value (cost of $0 and $42,014, respectively)	—	41,999
Total investments at fair value (cost of $1,103,883 and $1,106,849, respectively)	1,076,840	1,067,009
Cash and cash equivalents	5,751	2,970
Interest and fees receivable	8,141	8,269
Other assets	623	905
Total assets	1,091,355	1,079,153
Liabilities
Debt:
Credit facility	311,000	272,000
2026 Notes	95,000	95,000
2027 Notes	152,250	152,250
Unamortized deferred financing costs	(5,918)	(9,172)
Total debt, less unamortized deferred financing costs	552,332	510,078
Incentive fees payable	14,106	12,500
Interest payable	7,743	6,764
Accrued expenses and other liabilities	2,305	2,740
Total liabilities	576,486	532,082
Net assets
Common stock, par value	373	414
Additional paid-in capital	557,992	605,110
Accumulated undistributed (overdistributed) earnings	(43,496)	(47,637)
Treasury stock	—	(10,816)
Total net assets	$514,869	$547,071

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	37,347,428	40,509,269
Net asset value per share	$13.79	$13.50

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Investment income
From non-control/non-affiliate investments:
Interest income	$29,402	$32,743	$127,045	$136,912
Payment-in-kind interest income	2,794	4,667	12,088	20,083
Dividend income	318	318	318	1,279
Fee income	542	757	2,231	3,342
From affiliate investments:
Interest income	611	604	2,419	2,090
Payment-in-kind interest income	—	—	—	—
Fee income	—	—	—	15
From control investments:
Interest income	—	—	—	—
Payment-in-kind interest income	—	—	—	—
Other income	112	136	531	488
Total investment income	33,779	39,225	144,632	164,209
Operating expenses
Management fees	3,931	4,113	15,694	16,711
Incentive fees	2,292	4,052	14,579	19,046
Interest and other debt financing expenses	11,120	10,371	44,226	43,143
Professional fees	756	846	2,199	2,350
Administration agreement expenses	478	478	1,986	2,125
Insurance expense	201	223	829	1,028
Tax expense	390	614	392	664
Other expenses	(10)	211	976	867
Total operating expenses	19,158	20,908	80,881	85,934
Net investment income	14,621	18,317	63,751	78,275
Net realized and net change in unrealized gain (loss) on investments
Net realized gain (loss) on non-control/non-affiliate investments, including U.S. Treasury Bills	(2,939)	(196)	(2,939)	(1,374)
Net realized gain (loss) on control investments	—	(17,013)	—	(17,013)
Net realized gain (loss) on investments, including U.S. Treasury Bills	(2,939)	(17,209)	(2,939)	(18,387)
Net change in unrealized gain (loss) on non-control/non-affiliate investments, including U.S. Treasury Bills	10,810	(12,984)	(372)	(20,491)
Net change in unrealized gain (loss) on affiliate investments	5,516	741	12,779	(4,938)
Net change in unrealized gain (loss) on control investments	214	6,350	390	9,882
Net change in unrealized gain (loss) on investments, including U.S. Treasury Bills	16,540	(5,893)	12,797	(15,547)
Net realized and unrealized gain (loss) on investments	13,601	(23,102)	9,858	(33,934)
Net increase (decrease) in net assets resulting from operations	$28,222	$(4,785)	$73,609	$44,341
Net investment income per common share (basic and diluted)	$0.39	$0.45	$1.64	$1.93
Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.75	$(0.12)	$1.89	$1.09
Weighted average shares outstanding (basic and diluted)	37,465,536	40,509,269	38,852,271	40,509,269